SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K/A
                              AMENDMENT NO. 3


             Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      November 30, 1995



                             PCT HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)


      Nevada                     0-26088                 87-0431483
 (State or other              (Commission               (IRS Employer
 jurisdiction of              File Number)            Identification No.)
 incorporation or
  organization)


 434 Olds Station Road, Wenatchee, WA                             98801
(Address of Principal Executive Office)                         (Zip Code)


Registrant's telephone number,
including area code:                                            (509) 664-8000



                                    None
       (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits
- -----------------------------------------


     A.   Financial Statements
          --------------------

          Presented on the following pages 3 through 21 are (i) a Table of Contents for the supplementary financial information presented herein; (ii) management's introduction and notes to the supplementary financial information; (iii) the Report of Independent Certified Public Accountants and the accompanying audited financial statements of Morel Industries, Inc., at and for the years ended June 30, 1995 and 1994; and (iv) pro forma supplementary financial statements combining the Company's historical financial statements with those of the acquired entity.

PCT HOLDINGS, INC.
TABLE OF CONTENTS FOR SUPPLEMENTARY FINANCIAL INFORMATION
FORM 8-K FINANCIAL DISCLOSURE
TRANSACTION WITH MOREL INDUSTRIES, INC.


SUPPLEMENTARY FINANCIAL INFORMATION
- -----------------------------------

                                                                     Page
                                                                     ----

1.   Management's introduction and notes to the supplemental
     financial information, including incorporation by reference of the audited financial statements of the Company at and
     for the annual periods ended May 31, 1995 and 1994
     previously filed with the Commission in conjunction with the
     Company's annual report on Form 10-KSB; and the unaudited
     quarterly financial statements at and for the quarterly
     periods ended August 31, 1995 and 1994 previously filed with the Commission in conjunction with the Company's quarterly
     report on Form 10-QSB.                                           4

2.   Audited Financial Statements of Morel Industries, Inc., the
     acquired entity, at and for the annual periods ended
     June 30, 1995 and 1994.                                          5

3. Pro forma supplementary financial statements combining the Company's historical financial statements with those of the acquired entity, Morel Industries, Inc., including the balance sheets and income statements, as follows:

     a.   At and for the quarterly periods ended August 31 and
          September 30, 1995, for the registrant and the acquired
          entity, respectively;                                     18-19

     b.   At and for the annual periods ended May 31 and June 30,
          1995, for the registrant and the acquired entity,
          respectively.                                             20-21

PCT HOLDINGS, INC.
SUPPLEMENTARY FINANCIAL INFORMATION FOR FORM 8-K
MANAGEMENT'S INTRODUCTION AND NOTES THERETO

     As previously reported on current reports on Form 8-K and 8-K/A dated November 30, 1995, the Company entered into an Agreement and Plan of Merger with Morel Industries, Inc., a Washington corporation ("Morel"), pursuant to which Morel Acquisition Corporation, a Washington corporation and subsidiary of the Company formed for the purpose of effecting the acquisition of Morel, was merged into Morel effective, for accounting purposes, as of November 30, 1995 (the "Merger"). Although the Merger was initially reported and accounted for as a pooling of interests, the Company recently has concluded, in consultation with its accounting advisors, that the transaction does not meet all of the conditions necessary to be accounted for as a pooling of interests. As a result, the Company has revised its financial statements to reflect the change from pooling of interests to purchase accounting and to report its financial condition and results of operations accordingly.

     The financial statements included and incorporated herein include the financial statements of the registrant, PCT Holdings, Inc., and the financial statements of Morel Industries, Inc., the acquired entity. Pro forma supplementary financial information combining the two entities has been prepared in form and content in reference to these financial statements and the associated notes. Management has not chosen to eliminate or adjust the historical financial information since it considers that any material changes to the operations of the two entities will or may not occur until a time significantly after the business combination, and are therefore not estimable at this time. Captions have been modified slightly to allow consistency in reporting the pro forma combined results of the two entities accounted for as a purchase. Earnings per share on the related income statements reflects the shares issued by the registrant in the business combination as if issued at the beginning of the periods.

Pro forma adjustments to the supplementary financial statements:

The pro forma adjustments column of the following balance sheets and income statements reflects the following:

1) Elimination of the equity section of the acquired company and reflection of the stock issued for the purchase;
2) Recording of the note payable liability to the shareholder holding the nonvoting common stock;
3) Recording of a net reduction in the fixed assets of $83,770 to record them at estimated fair market value;
4) Recording of the excess of cost over net book value of assets acquired in the transaction; and
5)   The associated amortization of the excess for the period.

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Morel Industries, Inc.
Entiat, Washington

     We have audited the accompanying balance sheets of Morel Industries, Inc. as of June 30, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morel
Industries, Inc. at June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ BDO SEIDMAN, LLP

November 8, 1995, except as to
Notes 4 and 9 which date is December 1, 1995
Seattle, Washington

                           MOREL INDUSTRIES, INC.
                               BALANCE SHEETS


June 30,                                       1995         1994
- ---------------------------------------------------------------------
ASSETS (Note 4)

CURRENT ASSETS

    Cash                                   $  151,825   $  636,114
    Accounts receivable (Note 3)            1,395,527    1,415,762
    Project receivable (Note 8)               126,000      897,656
    Inventories (Notes 1 and 3)               936,311      821,021
    Prepaid expenses and other                112,728       28,970
- ---------------------------------------------------------------------
Total Current Assets                        2,722,391    3,799,523

PROPERTY AND EQUIPMENT, less accumulated
depreciation (Notes 2 and 3)                6,667,079    2,625,767

RECEIVABLE FROM STOCKHOLDERS                     --        111,403

DEFERRED BOND COSTS                            24,745         --
- ---------------------------------------------------------------------
                                           $9,414,215   $6,536,693

                           MOREL INDUSTRIES, INC.
                               BALANCE SHEETS


June 30,                                             1995           1994
- --------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Line-of-credit (Note 3)                       $  968,539   $  889,554
    Accounts payable                               1,106,331      937,286
    Accrued expenses                                 540,622      454,141
    Current maturities of long-term debt
    (Note 4)                                       1,001,781      103,149
    Pre-billed moving expenditures (Note 8)             --        768,500
                                                  ----------   ----------

Total Current Liabilities                          3,617,273    3,152,630
                                                  ----------   ----------

DEFERRED SALES TAX                                   144,891         --

LONG-TERM DEBT, net of current maturities
(Note 4)                                           2,147,672         --

DEFERRED INCOME TAXES (Note 6)                       727,848      681,645
                                                  ----------   ----------

Total Liabilities                                  6,637,684    3,834,275
                                                  ----------   ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (Note 9)

    Common stock, $100 par value; 2,500 shares
       authorized; 416 shares issued and
       outstanding                                    41,600       41,600

    Common stock, non-voting, $2,000 par value;
       2,500 shares authorized; 87.5 shares
       issued and outstanding                        175,000      175,000

    Additional paid-in capital                       825,938      825,938

    Retained earnings                              1,733,993    1,659,880
                                                  ----------   ----------

Total Stockholders' Equity                         2,776,531    2,702,418

                                                  $9,414,215   $6,536,693
                                                  ==========   ==========

See accompanying summary of accounting policies and notes to financial statements.

                           MOREL INDUSTRIES, INC.
                            STATEMENTS OF INCOME



Years Ended June 30,                                1995            1994
- -------------------------------------------------------------------------------
SALES                                          $ 10,707,838    $  9,895,578

COST OF SALES                                     9,622,768       8,327,254
                                               ------------    ------------

Gross Profit                                      1,085,070       1,568,324

OPERATING EXPENSES                                1,189,553       1,240,742
                                               ------------    ------------

Income (Loss) from Operations                      (104,483)        327,582
                                               ------------    ------------

OTHER INCOME (EXPENSE)

Interest income                                      30,844          18,326
Interest expense                                   (267,477)       (130,500)
Realized recovery (loss) on investment               28,881         (77,471)
Other expense                                       (13,886)        (40,235)
                                               ------------    ------------
Total Other Income (Expense)                       (221,638)       (229,880)
                                               ------------    ------------
Income (Loss) Before Extraordinary Item            (326,121)         97,702

EXTRAORDINARY ITEM, gain on sale of foundry
less applicable income taxes of $151,789 and
$988,134 (Note 8)                                   294,648       1,918,142
                                               ------------    ------------

Income (Loss) Before Income Taxes                   (31,473)      2,015,844

Deferred Income Tax (Provision) Benefit
(Note 6)                                            105,586         (38,708)
                                               ------------    ------------

Net Income                                     $     74,113    $  1,977,136
                                               ============    ============

See accompanying summary of accounting policies and notes to financial statements.

                           MOREL INDUSTRIES, INC.
                     STATEMENTS OF STOCKHOLDERS' EQUITY



                                       Non-voting    Additional      Retained
                            Common       Common       Paid-in        Earnings
                            Stock        Stock        Capital        (Deficit)       Total

BALANCE, July 1, 1993    $    41,600   $   175,000   $   825,938   $  (317,256)   $   725,282

Net income                      --            --            --       1,977,136      1,977,136
                         -----------   -----------   -----------   -----------    -----------

BALANCE, June 30, 1994        41,600       175,000       825,938     1,659,880      2,702,418

Net income                      --            --            --          74,113         74,113
                         -----------   -----------   -----------   -----------    -----------

BALANCE, June 30, 1995   $    41,600   $   175,000   $   825,938   $ 1,733,993    $ 2,776,531
                         ===========   ===========   ===========   ===========    ===========

See accompanying summary of accounting policies and notes to financial statements.

                           MOREL INDUSTRIES, INC.
                          STATEMENTS OF CASH FLOW

Years Ended June 30                                            1995           1994
- -------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                                 $    74,113    $ 1,977,136
                                                           -----------    -----------

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Gain on sale of foundry                                       (294,648)    (1,918,142)
Depreciation and amortization                                  356,600        112,241
Deferred income taxes                                         (105,586)        38,708
Settlement of stockholder receivable as a bonus                111,403           --
Changes in operating assets and liabilities:
Decrease (increase) in assets:
Accounts receivable                                             20,235       (194,725)
Inventories                                                   (115,290)      (118,583)
Prepaid expenses and other                                     (83,758)       (17,096)
Increase (decrease) in liabilities
Accounts payable                                               169,045       (262,525)
Accrued expenses                                                86,481        247,960
                                                           -----------    -----------
Net Cash Provided by (Used in) Operating Activities            218,595       (135,026)
                                                           -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale and relocation of foundry                 2,508,860      3,336,528
Acquisition of property and equipment                       (4,492,197)    (1,937,427)
Payment of relocation costs                                 (1,963,807)      (512,761)
Increase in deferred sales tax                                 144,891           --
Increase in receivable from stockholder                           --         (111,403)
                                                           -----------    -----------
Net Cash Provided by (Used in) Investing Activities         (3,802,253)       774,937
                                                           -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in line-of-credit                           78,985         89,555
Proceeds from long-term borrowings                           3,438,868           --
Principal payments on long-term debt                          (392,564)      (435,660)
Increase in deferred bond costs                                (25,920)          --
                                                           -----------    -----------
Net Cash Provided by (Used in) Financing Activities          3,099,369       (346,105)
                                                           -----------    -----------
Net Increase (Decrease) in Cash                               (484,289)       293,806
CASH, beginning of period                                  $   636,114    $   342,308

CASH, end of period                                        $   151,825    $   636,114
                                                           ===========    ===========

SUPPLEMENTAL CASH FLOWS DISCLOSURE:
Cash paid for interest                                     $   260,733    $   130,500
                                                           ===========    ===========


See accompanying summary of accounting policies and notes to financial statements.

                           MOREL INDUSTRIES, INC.
                       SUMMARY OF ACCOUNTING POLICIES



NATURE OF BUSINESS AND      Morel Industries, Inc. ("Morel") is a manufacturer
    SIGNIFICANT             of aluminum castings located in Entiat, Washington.
    CUSTOMER                During 1994, Morel changed its name from Morel
                            Foundry Corporation to emphasize Morel's expanding capabilities in machining and powder coat painting. In 1995 and 1994 sales to a major customer in the Class 8 truck industry were 75% and 78% of total sales.

INVENTORIES                 Inventories are valued at the lower of cost (first-
                            in, first-out) or market. Work-in-process is valued at the lower of estimated cost or market.
                            Estimated cost is derived through an analysis of historical gross profit margins.

PROPERTY AND EQUIPMENT      Property and equipment is recorded at cost and
                            is depreciated using the straight-line method over
                            estimated useful lives as follows:
                                                                      Years
                            ---------------------------------------------------
                            Office equipment                           3-7
                            Foundry equipment                          7-10
                            Building                                   15-40
                            ---------------------------------------------------

                            Expenditures for repairs and maintenance which do not extend the useful life of the related asset are expensed as incurred.

INCOME TAXES                Deferred taxes are provided for temporary
                            differences in the basis of assets and liabilities for book and income tax reporting purposes. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

                           MOREL INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS

NOTE 1:                     Inventories consisted of the following:
Inventories
                            June 30,                   1995             1994
                            ---------------------------------------------------
                            Work-in-process          $695,411         $593,064
                            Raw materials             112,538          100,812
                            Foundry supplies          128,362          127,145
                            ---------------------------------------------------
                            Total inventories        $936,311         $821,021
                            ===================================================

NOTE 2:                     Property and equipment consisted of the following:
Property and Equipment
                            June 30,                        1995          1994
                            ---------------------------------------------------
                            Machinery, equipment and
                              furniture                  $3,768,755  $2,874,282
                            Land and building             3,684,314     823,844
                            Accumulated depreciation       (785,990) (1,072,359)
                            ---------------------------------------------------
                            Net property and equipment   $6,667,079  $2,625,767
                            ===================================================

NOTE 3:                     Morel has a line-of-credit with a bank with
Line-of-Credit              interest at the bank's prime rate (9% at June 30,
                            1995) plus 2%. The agreement allows Morel to borrow up to the lesser of $1,000,000 or 80% of eligible accounts receivable as defined by the bank. At June 30, 1995, $968,539 was outstanding and $31,461 was available for borrowing. The line-of-credit is secured by accounts receivable, inventories and equipment and is personally guaranteed by the stockholders, see Notes 4 and 9.

NOTE 4:
Long-Term Debt              June 30,                        1995       1994
                            ---------------------------------------------------
                            Industrial revenue bond
                            payable to a bank with
                            monthly payments of
                            $19,252, including
                            interest at 8.12% through
                            November 2009, secured by
                            land, building and
                            equipment, and personally
                            guaranteed by the
                            stockholders.                 $1,953,154     --

                            Note payable to a supplier
                            with quarterly interest
                            payments of 12% on the
                            outstanding balance;
                            principal due February
                            1996 and 1997, secured by
                            property and equipment.          277,291     --

                            Note payable to an
                            organization with monthly
                            payments of $1,718,
                            including interest at
                            10.5% through September
                            2000, secured by personal
                            residences and guarantee
                            of the stockholders.             100,000     --

                            Note payable to an
                            individual, interest only
                            at 14% through
                            September 30, 1995, when
                            interest increases to 15%.
                            Due in full in March 1996.
                            Secured by substantially
                            all assets of Morel and
                            subordinated to the
                            industrial revenue bond.         500,000     --

                            Notes payable to suppliers
                            with monthly payments of
                            $757 to $44,543 including
                            interest at 10%.
                            Unsecured with maturities
                            through February 1996            318,320     --

                            Note payable to a supplier
                            in quarterly installments
                            of $25,000, plus interest
                            at 12% through May 1995,
                            unsecured.                          --      100,000

                            Other                                688      3,149
                            ---------------------------------------------------
                                                          $3,149,453   $103,149
                            Less current maturities        1,001,781    103,149
                            ---------------------------------------------------
                            Total Long-Term Debt          $2,147,672     --
                            ===================================================

                            Scheduled maturities of long-term debt as of
                            June 30, 1995, are as follows:
                            ---------------------------------------------------
                            1996                                   $1,001,781
                            1997                                      270,316
                            1998                                      100,415
                            1999                                      109,207
                            2000                                      118,774
                            Thereafter                              1,548,960
                            ---------------------------------------------------
                            Total                                  $3,149,453
                            ===================================================

                            Morel's line-of-credit and industrial revenue bond agreements require, among other matters, that Morel maintain minimum working capital, tangible net worth and debt to tangible net worth ratios. Morel was not in compliance with the covenants at June 30, 1995. In conjunction with the merger of Morel on December 1, 1995, the bank provided a waiver of the covenants through November 30, 1995, and restructured the covenants through the expiration of the agreements, see Note 9. Management believes
                            Morel will be in compliance with the covenants through June 30, 1996.

NOTE 5:                     Morel leases equipment and vehicles under
Commitments and             noncancelable operating leases.  Future minimum
Contingencies               lease payments are as follows:
                            ---------------------------------------------------
                            1996                                       $32,336
                            1997                                        22,142
                            1998                                         5,092
                            1999                                         1,796
                            2000                                           974
                            ---------------------------------------------------
                                                                       $62,340
                            ===================================================

                            Rent expense for the years ended June 30, 1995 and 1994, was $57,386 and $66,669.

                            During the normal course of business, matters arise which may ultimately subject Morel to claims and litigation. Management believes that the resolution of these matters will not have a material adverse effect on Morel's financial condition.


NOTE 6:                     Deferred tax liabilities are comprised of the
Income Taxes                following:
                            ---------------------------------------------------
                            June 30,                     1995          1994
                            ---------------------------------------------------
                            Property and equipment   $(1,227,233)  $(1,065,361)
                            Officers' bonus               93,424        47,964
                            Other                         58,502        39,782
                            Net operating loss
                              carryforward               347,459       295,970
                            ---------------------------------------------------
                                                       $(727,848)    $(681,645)
                            ===================================================

                            Morel has net operating loss carryforwards of approximately $1,022,000 with expiration dates through fiscal year 2010.

                            The difference between Morel's effective income tax rate and the statutory rate of 34% consists of the following:

                            June 30,                        1995        1994
                            ---------------------------------------------------
                            Income tax (provision)
                              benefit at the
                              statutory rate              $110,881    $(33,219)
                            Amortization of goodwill         --         (2,487)
                            Meals and entertainment         (3,426)     (1,388)
                            Officer's life insurance        (1,869)     (1,614)
                            ---------------------------------------------------
                                                          $105,586    $(38,708)
                            ===================================================

NOTE 7:                     Morel participates in a multi-employer pension plan
Employee Benefit Plans      pursuant to an agreement between Morel and its
                            employee bargaining unit. Although the plan is a defined benefit plan, the specific benefit levels are not negotiated with or known by Morel.
                            Contributions expense related to the plan was $36,014 and $29,411 for the years ended June 30, 1995 and 1994. Subsequent to year end, Morel's collective bargaining agreement expired and was not renewed. Accordingly, Morel no longer participates in the multi-employer plan.

                            Morel has a 401(k) employee benefit plan for those employees who meet the eligibility requirements set forth in the plan. Eligible employees may contribute up to 15% of their compensation. Morel's annual contribution to the plan is determined by the board of directors. Morel made no contributions during the years ended June 30, 1995 and 1994.

NOTE 8:                     In 1994, Morel was required to sell its facility in
Sale of Foundry             Seattle, Washington, to the Port of Seattle (the
Property                    Port).  Under terms of the sale Morel received
                            $2,533,000 for the facility and $3,626,000 for relocation costs. In March 1994, Morel purchased a facility in Entiat, Washington, and began operations in Entiat during August 1994.

                            For financial statement purposes, Morel recognized an extraordinary gain of $294,648 and $1,918,142 for the years ended June 30, 1995 and 1994. For tax reporting purposes, Morel retained its original basis in the assets sold and, accordingly, did not recognize a taxable gain.

                            At June 30, 1995 and 1994, Morel was due $126,000 and $897,656 from the Port for relocation costs. During the year ended June 30, 1994, Morel billed the Port $768,500 for relocation costs which had not yet been incurred, and which are recorded in the accompanying balance sheet as a liability.

NOTE 9:                     On December 1, 1995, Morel entered into an
Subsequent Events           agreement to merge with PCT Holdings, Inc. (PCTH),
                            in a transaction expected to be accounted for as a pooling of interests. PCTH serves as a holding company for subsidiaries providing sealed connectors and components, ceramic capacitors and filters and machined aluminum parts for the medical, energy, aerospace, communications and electronics industries.

                            Morel has reported a loss before extraordinary item of $362,121 in 1995 and as of June 30, 1995, has a working capital deficit of $894,822.  Additionally,
                           at June 30, 1995, Morel was in violation of certain debt covenants on the line-of-credit and industrial revenue bond agreements. Subsequent to the merger, PCTH provided Morel with $1 million of working capital. The proceeds of the loan were used primarily to repay $500,000 of the industrial revenue bond. The balance was used to fund $260,000 of accounts payable, prepayment penalties of $140,000 and provide working capital for Morel.

                           In conjunction with the repayment of the industrial revenue bond, the bank provided Morel with a waiver of its debt covenants through November 30, 1995, and restructured the covenants through the expiration of the agreements.

                           Morel's 1996 operating plan has been developed to improve operating efficiency and continue to broaden Morel's revenue base. Additionally, PCTH has committed to provide Morel with sufficient working capital until profitable operations are restored. Although Morel believes that its operating plan and working capital available from PCTH will be adequate to meet its 1996 working capital needs and maintain compliance with the restructured debt covenants, there can be no assurance that Morel may not experience liquidity problems because of adverse market conditions or other unfavorable events.

PCT HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEET
AUGUST 31, 1995, and SEPTEMBER 30, 1995, RESPECTIVELY
SUPPLEMENTARY FINANCIAL INFORMATION FOR FORM 8-K


                                     PCT HOLDINGS, INC.      MOREL IND., INC.
                                         Unaudited             Unaudited          Pro Forma
                                      August 31, 1995       September 30, 1995   Adjustments      COMBINED
                                     ------------------     ------------------   -----------      --------
Assets:

Current Assets
   Cash                                $   476,051           $    89,513                       $   565,564
   Receivables                           1,621,033             1,555,739                         3,176,772
   Inventory                             4,942,063               839,068                         5,781,131
   Prepaid Expense                          68,936                45,972                           114,908
   Other                                   281,181                     0                           281,181
                                       -----------           -----------                       -----------
     Total Current Assets              $ 7,389,264           $ 2,530,292                       $ 9,919,556

Net Property, Plant & Equipment          3,209,609             6,593,842            (83,770)     9,719,681
Real Estate Held for Resale                676,253                     0                           676,253
Cost in Excess of NBV                      462,687                     0            284,524        742,469
                                                                                     (4,742)
Patents, net                               454,635                     0                           454,635
Non-compete Agreement                      100,000                     0                           100,000
Other                                      115,908                24,241                           140,149
                                       -----------            ----------                       -----------
      Total Assets                     $12,408,356            $9,148,375                       $21,752,743
                                       ===========            ==========                       ===========

Liabilities and Shareholders' Equity
Current Liabilities
   Bank Line of Credit                           0            $  964,140                       $   964,140
   Accounts Payable                    $ 2,122,108             1,373,033                         3,495,141
   Accrued Liabilities                     366,622               501,448                           868,070
   Current Portion - LTD                 2,677,401               799,071                         3,476,472
   Current Portion - C/L                    48,585                     0                            48,585
   Current Portion - N/P                   600,000                     0            200,000        800,000
   Current Portion - Non-Compete            35,000                     0                            35,000
                                       -----------            ----------                       -----------
      Total Current Liabilities          5,849,716             3,637,692                         9,687,408
                                       -----------            ----------                       -----------

Long Term Debt, net                        540,739             2,128,992                         2,669,731
Capital Leases, net                         51,063                     0                            51,063
Deferred Sales Tax                               0               144,891                           144,891
Non-compete Agreement, net                  65,000                     0                            65,000
Deferred Rent/Taxes                        146,710               637,554                           784,264
                                       -----------            ----------                       -----------
      Total Liabilities                  6,653,228             6,549,129                        13,402,357
                                       -----------            ----------                       -----------

Shareholders' Equity                                                              2,600,000
    Common Stock                        11,511,777                41,600            (41,600)    14,111,777
    Common Stock, Non-Voting                     0               175,000           (175,000)
    Additional Paid in Capital                   0               825,938           (825,938)
    Accumulated Deficit                 (5,756,649)             1,556,708        (1,556,708)    (5,761,391)
                                       -----------            ----------                       -----------
                                                                                     (4,742)
      Total Shareholders' Equity         5,755,128             2,599,246                         8,350,386
                                       -----------            ----------                       -----------

      Total Liabilities & Equity       $12,408,356            $9,148,375                       $21,752,743
                                       ===========            ==========                       ===========

The accompanying notes are an integral part of the pro forma combined financial statements.

PCT HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENTS OF INCOME
QUARTER ENDED AUGUST 31, 1995, AND SEPTEMBER 30, 1995, RESPECTIVELY PCT HOLDINGS, INC., AND MOREL INDUSTRIES, INC.
SUPPLEMENTARY FINANCIAL INFORMATION FOR FORM 8-K


                                                      PCT               MOREL
                                               HOLDINGS, INC.        IND., INC.
                                                        Quarters Ending
                                               --------------------------------
                                                August 31,       September 30,
                                                  1995               1995            Pro Forma
                                                Unaudited         Unaudited         Adjustments           COMBINED
                                               ------------     -------------       -----------           --------

NET SALES                                       $3,456,473       $2,785,422                               $6,241,895

COST OF SALES                                    2,795,475        2,669,528                                5,465,003
                                                ----------       ----------                               ----------

GROSS PROFIT                                       660,998          115,894                                  776,892

OPERATING EXPENSES                                 808,687          245,554             4,742              1,059,893
                                                ----------       ----------                               ----------

INCOME (LOSS) FROM OPERATIONS                     (147,689)        (129,660)                                (282,091)
                                                ----------       ----------                               ----------

OTHER INCOME AND EXPENSE

     Interest Income                                     0            1,075                                    1,075
     Interest Expense                              (44,776)        (103,461)                                (148,237)
     Other                                              52          (35,533)                                 (35,481)
                                                ----------       ----------                               ----------
                                                   (44,724)        (137,919)                                (182,643)
                                                ----------       ----------                               ----------

NET INCOME (LOSS) BEFORE FEDERAL
     INCOME TAX                                   (192,413)        (267,579)                                (464,734)

FEDERAL INCOME TAX - deferred                            0           90,294                                   90,294
                                                ----------       ----------                               ----------

NET INCOME (LOSS) FOR THE YEAR                   ($192,413)       ($177,285)                               ($374,440)
                                                ==========       ==========                               ==========


NET INCOME (LOSS) PER SHARE                         ($0.02)          ($0.27)                                  ($0.06)
                                                ==========       ==========                               ==========


The accompanying notes are an integral part of the pro forma combined financial statements.

PCT HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEET
MAY 31, 1995, and JUNE 30, 1995,  RESPECTIVELY
SUPPLEMENTARY FINANCIAL INFORMATION FOR FORM 8-K


                                            PCT           MOREL
                                        HOLDINGS, INC.  IND., INC.
                                          Audited        Audited         Pro Forma
                                        May 31, 1995  June 30, 1995     Adjustments    COMBINED
                                        ------------- -------------     -----------    --------

Assets:
Current Assets
  Cash                                 $  1,078,637    $    151,825                  $  1,230,462
  Receivables                             1,075,999       1,521,527                     2,597,526
  Inventory                               4,375,162         936,311                     5,311,473
  Prepaid Expense                            39,721         112,728                       152,449
  Other                                     278,795         473,045                       751,840
                                       ------------    ------------                   ------------
     Total Current Assets              $  6,848,314    $  3,195,436                  $ 10,043,750


Net Property, Plant & Equipment           3,008,122       6,667,079        (83,770)      9,591,431
Real Estate Held for Resale                 676,253               0                        676,253
Patents, net                                478,092               0                        478,092
Costs in Excess of NBV                      462,687               0        107,239         562,777
Non-compete Agreement                       100,000               0         (7,149)        100,000
Other                                        56,444          24,745                         81,189
                                       ------------    ------------                   ------------
     Total Assets                      $ 11,629,912    $  9,887,260                   $ 21,533,492
                                       ============    ============                   ============

Liabilities and Shareholders' Equity
Current Liabilities
  Bank Line of Credit                             0    $    968,539                  $    968,539
  Accounts Payable                     $  1,527,467       1,106,331                     2,633,798
  Accrued Liabilities                       518,065         540,622                     1,058,687
  Current Portion - LTD                   2,448,000       1,001,781                     3,449,781
  Current Portion - C/L                      51,000               0                        51,000
  Current Portion - N/P                     510,000               0        200,000        710,000
  Current Portion - Non-Compete              35,000               0                        35,000
                                       ------------    ------------                   ------------
     Total Current Liabilities            5,089,532       3,617,273                     8,906,805

Long Term Debt, net                         319,574       2,147,672                     2,467,246
Capital Leases, net                         115,281               0                       115,281
Notes Payable, net                          457,644               0                       457,644
Non-compete Agreement, net                   65,000               0                        65,000
Deferred Rent/Taxes                         128,711       1,345,784                     1,474,495
                                       ------------    ------------                   ------------
     Total Liabilities                    6,175,742       7,110,729                    13,486,471
                                       ------------    ------------                   ------------

Shareholders' Equity                                                     2,600,000
  Common Stock                           11,018,406          41,600        (41,600)     13,618,406
  Common Stock, Non-Voting                        0         175,000       (175,000)              0
  Additional Paid in Capital                      0         825,938       (825,938)              0
  Accumulated Deficit                    (5,564,236)      1,733,993     (1,733,993)     (5,571,385)
                                       ------------    ------------                   ------------
                                                                            (7,149)
     Total Shareholders' Equity           5,454,170       2,776,531                      8,047,021
                                       ------------    ------------                   ------------

     Total Liabilities & Equity        $ 11,629,912    $  9,887,260                   $ 21,533,492
                                       ============    ============                   ============



The accompanying notes are an integral part of the pro forma combined financial statements.

PCT HOLDINGS, INC AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENTS OF INCOME
FISCAL YEAR ENDED MAY 31, 1995, AND JUNE 30, 1995, RESPECTIVELY
PCT HOLDINGS, INC., AND MOREL INDUSTRIES, INC.
SUPPLEMENTARY FINANCIAL INFORMATION FOR FORM 8-K



                                                 PCT             MOREL
                                            HOLDINGS, INC.     IND., INC.
                                                     YEARS ENDED
                                            May 31, 1995     June 30, 1995   Pro Forma
                                              Audited           Audited     Adjustments       COMBINED
                                          ---------------  -------------    -----------       --------

NET SALES                                 $ 11,035,595    $ 10,707,838                      $ 21,743,433

COST OF SALES                                9,092,157       9,622,768                        18,714,925
                                          ------------    ------------                      ------------

GROSS PROFIT                                 1,943,438       1,085,070                         3,028,508

OPERATING EXPENSES                           2,788,940       1,189,553         7,149           3,985,642
                                          ------------    ------------                      ------------

INCOME (LOSS) FROM OPERATIONS                 (845,502)       (104,483)                         (957,134)
                                          ------------    ------------                      ------------

OTHER INCOME AND EXPENSE

Interest Income                                 74,352          30,844                           105,196

Interest Expense                              (356,360)       (267,477)                         (623,837)

Gain on sale of foundry, net
of income taxes of $151,789                          0         323,529                           323,529

Merger and Equity Capital Costs               (538,040)              0                          (538,040)

Other                                           13,835         (13,886)                              (51)
                                          ------------    ------------                      ------------

                                              (806,213)         73,010                          (733,203)

INCOME (LOSS) BEFORE FEDERAL TAX            (1,651,715)        (31,473)                       (1,690,337)

FEDERAL INCOME TAX (DEFERRED)                  241,000         105,586                           346,586
                                          ------------    ------------                      ------------

NET INCOME (LOSS) FOR THE YEAR            ($ 1,410,715)   $     74,113                      ($ 1,343,751)
                                          ============    ============                      ============


INCOME (LOSS) PER SHARE OF COMMON STOCK         ($0.41)          $0.12                            ($0.33)



The accompanying notes are an integral part of the pro forma combined financial statements.

     B.   Exhibits
          --------

     The following are filed as exhibits to this Amendment No. 3:

     23.1 Consent of Moss Adams LLP.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PCT HOLDINGS, INC.


                                   By:  /s/ DONALD A. WRIGHT
                                      ----------------------------------------
                                      Donald A. Wright
                                      President and Chief Executive Officer


Dated:  May 6, 1996

                               EXHIBIT INDEX


Exhibit                                                     Sequential
Number         Description                                  Page

23.1           Consent of Moss Adams LLP.                   25